UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2015

RMG NETWORKS HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2015, RMG Networks Holding Corporation (the “Company”) entered into a Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement, dated April 19, 2013 (as subsequently amended, the “Senior Credit Agreement”), by and among it and certain of its direct and indirect domestic subsidiaries party thereto from time to time as borrowers (the “Borrowers”), certain of its direct and indirect domestic subsidiaries party thereto from time to time as guarantors, the lenders party thereto (the “Lenders”) and DOOH Media Management LLC, as administrative agent for the Lenders (the “Administrative Agent”). The Fifth Amendment increases the principal amount of the term loan thereunder (the “Term Loan”) from $14 million to $16.2 million. The Fifth Amendment also provides that upon receipt by the Borrowers of any payment of a specified purchase order from a customer in the amount of approximately $2.5 million, the Borrowers shall, at the option of the Administrative Agent, be required to prepay a portion of the outstanding principal amount of the Term Loan in an amount equal to 85% of the amount received by Borrowers on account of such purchase order. Other than the foregoing, the Fifth Amendment does not modify the terms of the Senior Credit Agreement.

A copy of the Fifth Amendment is filed herewith as Exhibits 10.1 and is incorporated herein by reference. The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On December 22, 2014, Gregory H. Sachs, the Company’s Executive Chairman, notified the Company that, effective immediately, he would (i) defer receipt of the salary payable to him pursuant to the Executive Employment Agreement, dated August 13, 2013, between Mr. Sachs and the Company, which deferred salary will accrue until the Company’s cash position improves and (ii) not seek reimbursement from the Company for Mr. Sachs’ use of a private jet for Company-related travel purposes until further notice.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement, dated as of January 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 29, 2015

RMG NETWORKS HOLDING CORPORATION

By: /s/ David Mace Roberts

      Name: David Mace Roberts

      Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement, dated as of January 26, 2015.

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